EXHIBIT 10.9

AMENDMENT TO CONSULTING AGREEMENT

This AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”), is made and entered into effective as January 1, 2021 by and between Citizens, Inc. (the “Company”), and Gerald W. Shields (the “Consultant”).

RECITALS:

WHEREAS, the Company and Consultant are parties to that certain Consulting Agreement, dated August 5, 2020 (the “Consulting Agreement”); and

WHEREAS, the Company and Consultant desire to amend the Consulting Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The first sentence of Section 5 of the Consulting Agreement shall be deleted in its entirety and replaced with the following: “Citizens and Consultant agree that compensation fees will be $15,500 per week.”

2. Except for the amendment to the Consulting Agreement set forth above, the terms and conditions of the Consulting Agreement shall continue in full force and effect.

The parties have executed and delivered this Amendment on the date first written above.

COMPANY:
Citizens, Inc.
By: /s/ J.D. “Chip” Davis
Name: J.D. “Chip” Davis
Title: Chairman of the Board of Directors

CONSULTANT:

By: /s/ Gerald W. Shields
Name: Gerald W. Shields

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